UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2009

NTN BUZZTIME, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-11460
 Commission File Number

31-1103425
 (IRS Employer
Identification No.)

5966 La Place Court, Suite 100
Carlsbad, California
(Address of Principal Executive Offices)

92008
(Zip Code)

(760) 438-7400
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On September 4, 2009 our Board of Directors (the “Board”), upon recommendation of the Nomination, Corporate Governance and Compensation Committee of the Board, elected Michael J. Bush to the Board, effective as of September 8, 2009.  The Board determined that Mr. Bush is independent under applicable regulations of the Securities and Exchange Commission and rules of the NYSE Amex.  The Board also appointed Mr. Bush to the Nomination, Corporate Governance and Compensation Committee and the Audit Committee.

In accordance with our current policy on Board member compensation, on September 8, 2009, the effective date of his election to the Board, the Board granted Mr. Bush an option to purchase 30,000 shares of our common stock pursuant to our 2004 Performance Incentive Plan (the “Plan”), with an exercise price per share equal to the closing price of our common stock on that date.  One half of these option shares are immediately vested and exercisable.  The remaining shares vest and become exercisable in equal monthly installments on the last day of each consecutive calendar month beginning in the month subsequent to the month of grant and ending on the last day of the calendar month in which the next annual meeting of shareholders is held, which is expected to occur in or about May 2010.  The option shares are subject to full acceleration of vesting upon a change of control event (as defined in the Plan).

Mr. Bush will also be eligible to receive cash compensation of (i) $25,000 per year for his service as a member of the Board and (ii) $5,000 per year for service on each of the two Board committees to which he was appointed.  In addition, upon re-election to the Board at our next annual meeting of shareholders, Mr. Bush will be eligible to receive an annual stock option grant to purchase 20,000 shares of our common stock, subject to certain conditions as described in our annual proxy statement on Schedule 14A filed on April 30, 2009.

There is no arrangement between Mr. Bush and any other persons pursuant to which Mr. Bush was selected as a director.  There is no relationship or related transaction between the Company and Mr. Bush reportable under Item 404(a) of Regulation S-K.

Item 8.01 -- Other Events

            On September 4, 2009, the Board also took the following actions with respect to corporate governance matters:

(i)	The Nomination and Corporate Governance Committee was combined with the Compensation Committee to form the Nomination, Corporate Governance and Compensation Committee (the “Combined Committee”);
(ii)	Jeff Berg was appointed chairperson of the Combined Committee;
(iii)
Cash compensation for service on the Combined Committee (in addition to other compensation for service as Board members under current Company policy) will be $10,000 per year for the chairperson and $5,000 per year for the other members.

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Item 9.01 – Exhibits.

(d) Exhibits

None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NTN BUZZTIME, INC.

Dated: September 11, 2009	By:	/s/ Kendra Berger
Kendra Berger
Chief Financial Officer

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